Exhibit 10.1

Execution Version

TENTH AMENDMENT TO SECOND AMENDED AND RESTATED
FIRST LIEN CREDIT AGREEMENT

This TENTH AMENDMENT TO SECOND AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (“Amendment”), dated as of March 3, 2015, is by and among Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Borrower”), EPL Oil & Gas, Inc., a Delaware corporation (“EPL”), the lenders party to the Credit Agreement described below (the “Lenders”), and The Royal Bank of Scotland plc, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties in the capacities herein identified.

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other Persons are parties to the Second Amended and Restated First Lien Credit Agreement, dated as of May 5, 2011, as amended by the First Amendment to Second Amended and Restated First Lien Credit Agreement dated as of October 4, 2011, by the Second Amendment to Second Amended and Restated First Lien Credit Agreement dated as of May 24, 2012, by the Third Amendment to Second Amended and Restated First Lien Credit dated as of October 19, 2012, by the Fourth Amendment to Amended and Restated First Lien Credit Agreement dated as of April 9, 2013, by the Fifth Amendment to Second Amended and Restated First Lien Credit Agreement dated as of May 1, 2013, by the Sixth Amendment to Second Amended and Restated First Lien Credit Agreement dated as of September 27, 2013, by the Seventh Amendment to Second Amended and Restated First Lien Credit Agreement dated as of April 7, 2014, by the Eighth Amendment to Second Amended and Restated First Lien Credit Agreement dated as of May 23, 2014 and by the Ninth Amendment to Second Amended and Restated First Lien Credit Agreement dated as of September 5, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent, the Swing Line Lender, the Issuers, and the Lenders amend the Credit Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.          Definitions. Capitalized terms used herein but not defined herein shall have the meanings as given them in the Credit Agreement, unless the context otherwise requires.

Section 2.          Amendments to Credit Agreement Effective Upon Execution of this Amendment. The following provisions shall be effective upon execution of this Amendment by the Borrower, EPL, the Administrative Agent, the Issuers, the Swing Line Lender and the Required Lenders.

(a)          The Borrower will not request that The Royal Bank of Scotland plc (“RBS”) issue and RBS will not issue or be obligated to issue any additional Letters of Credit. In addition, (i) the Borrower will not request that RBS amend, modify or extend any outstanding Letter of Credit and RBS will not be obligated to amend, modify or extend any outstanding Letter of Credit and (ii) the Borrower agrees to procure the cancellation and return on or before May 31, 2015 (or such later date as the Borrower and RBS may agree to in their sole discretion) of any Letters of Credit issued by RBS that are outstanding on the date of this Amendment.

(b)          Amendment of Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions to such Section in appropriate alphabetical order:

“Anti-Corruption Laws” means the FCPA, the UK Bribery Act of 2010 and any related or similar laws, rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Authority having jurisdiction over any member of the Group, or to which any member of the Group is subject.

“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any governmental agency having jurisdiction over any member of the Group, or to which any member of the Group is subject.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Cutoff Date” means the earlier of (i) the Section 3 Effective Date and (ii) March 15, 2015.

“FCPA” means The United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended.

“Government Official” means (a) any officer or employee of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority, any public international organization or any political party or (b) any candidate for public office.

“Grand Isle Gathering System” means Energy XXI Pipeline LLC’s and Energy XXI Pipeline II LLC’s Grand Isle flow line networks and process facilities, including all pumps, pipelines, gathering systems, headers, separators, tanks, regulators, compressors, pumps, valves and associated equipment.

“Group” means the Obligors and their respective Subsidiaries.

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“Intercreditor Agreement” means an Intercreditor Agreement substantially in the form of Exhibit A to the Tenth Amendment (with appropriate insertions), with such amendments, supplements, changes or other modifications from time to time as the Administrative Agent and the Required Lenders may approve, among The Royal Bank of Scotland plc, as Priority Lien Agent (as defined therein), the Second Lien Collateral Trustee (as defined therein) and such other Persons as may from time to time become party thereto in accordance with the terms thereof.

“Intermediate Holdco Security Agreement” means the Security Agreement executed and delivered by an Authorized Officer of Intermediate Holdco in form and substance satisfactory to the Administrative Agent pursuant to which Intermediate Holdco acknowledges that it has received a distribution of the Grand Isle Gathering System subject to the existing Liens in favor of the Administrative Agent and pursuant to which it grants a security interest to the Administrative Agent in the Grand Isle Gathering System and its related contracts, agreements, tariffs and insurance and all proceeds of the foregoing to secure its obligations under the Intermediate Holdco Guaranty.

“Permitted Second Lien Debt” means Second Lien Debt (including, but without duplication, Contingent Liabilities of the Subsidiary Guarantors in respect thereof) to the extent that (i) such Second Lien Debt is subject to, and the holders thereof are bound by, the terms and conditions of the Intercreditor Agreement, (ii) such Second Lien Debt is, taken as a whole, (A) on terms and conditions that are reasonable under then-existing market conditions for second lien indebtedness and (B) the Second Lien Debt Documents evidencing such Second Lien Debt do not contain covenants, defaults or events of default that are more restrictive than the covenants, defaults and events of default contained in the Loan Documents, (iii) such Indebtedness does not have a maturity date that is prior to the date that is six (6) months after the Stated Maturity Date, (iv) after giving effect to the incurrence of such Indebtedness no Default or Event of Default shall have occurred and be continuing and (v) after giving effect to the incurrence of such Indebtedness, the Borrower and EPL are in pro forma compliance with Section 7.2.4, and the Refinancing of all or any applicable portion of such Indebtedness as permitted hereunder (including amounts relating to fees and premiums incurred in connection with such Refinancing).

“Permitted Secured Debt Documents” means one or more indentures, note purchase agreements, credit agreements or similar financing documents governing the issuance of Permitted Second Lien Debt and Permitted Third Lien Debt.

“Permitted Third Lien Debt” means Third Lien Debt (including, but without duplication, Contingent Liabilities of the Subsidiary Guarantors in respect thereof) to the extent that (i) such Third Lien Debt is subject to, and the holders thereof are bound by, the terms and conditions of the Intercreditor Agreement, (ii) such Third Lien Debt is, taken as a whole, (A) on terms and conditions that are reasonable under then-existing market conditions for junior lien indebtedness and (B) the Third Lien Debt Documents evidencing such Third Lien Debt do not contain covenants, defaults or events of default that are more restrictive than the covenants, defaults, and events of default contained in the Loan Documents, (iii) such Indebtedness does not have a maturity date that is prior to the date that is six (6) months after the Stated Maturity Date, (iv) after giving effect to the incurrence of such Indebtedness no Default or Event of Default shall have occurred and be continuing and (v) after giving effect to the incurrence of such Indebtedness, the Borrower and EPL are in pro forma compliance with Section 7.2.4, and the Refinancing of all or any applicable portion of such Indebtedness as permitted hereunder (including amounts relating to fees and premiums incurred in connection with such Refinancing).

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“Qualified ECP Guarantor” means, at any time, each Guarantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under § 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Restricted Party” means a Person that is: (i) listed on, or owned or controlled by a Person listed on, or acting on behalf of a Person listed on, any Sanctions List; (ii) located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a Person located in or organized under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or (iii) otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a US Person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“Sanctions means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union or any member state thereof; (iv) the United Kingdom; (v) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, OFAC, the United States Department of State, and Her Majesty's Treasury (“HMT”); or (vi) any jurisdiction in which any member of the Group operates (together, the “Sanctions Authorities”).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

“Second Lien Debt” means the Indebtedness under a Second Lien Notes Indenture, Second Lien Notes and the other Second Lien Debt Documents, and any Refinancing of such Indebtedness to the extent permitted in accordance with the terms hereof.

“Second Lien Debt Documents” means any Second Lien Notes Indenture, the Second Lien Notes and the other agreements, certificates, documents and instruments delivered in connection with any of the foregoing, and such corresponding agreements, certificates, documents and instruments for any Refinancing of the Second Lien Debt.

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“Second Lien Notes” means the Borrower’s senior secured notes due no earlier than six (6) months after the Stated Maturity Date and shall have the meaning given the term “Notes” as defined in the relevant Second Lien Notes Indenture; for the avoidance of doubt, the “Second Lien Notes” shall include any Notes (as defined in the relevant Second Lien Notes Indenture) issued under the Second Lien Notes Indenture in capitalization of Borrower’s interest payment obligations on then outstanding Second Lien Notes.

“Second Lien Notes Indenture” means an Indenture pursuant to which the Second Lien Notes are issued, as amended, supplemented, amended and restated, Refinanced or otherwise modified from time to time in accordance with Section 7.2.11.

“Section 3 Effective Date” means the date when the conditions set forth in Section 4 of the Tenth Amendment have been satisfied.

“Specified Loan Party” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 7.1.17).

“Swap Obligations” means with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tenth Amendment” means the Tenth Amendment to Second Amended and Restated First Lien Credit Agreement dated as of March 3, 2015 among the Borrower, EPL, the Lenders, the Administrative Agent and the other Persons party thereto.

“Third Lien Debt” means the Indebtedness under a Third Lien Notes Indenture, Third Lien Notes and the other Third Lien Debt Documents, and any Refinancing of such Indebtedness to the extent permitted in accordance with the terms hereof.

“Third Lien Debt Documents” means any Third Lien Notes Indenture, the Third Lien Notes and the other agreements, certificates, documents and instruments delivered in connection with any of the foregoing, and such corresponding agreements, certificates, documents and instruments for any Refinancing of the Third Lien Debt.

“Third Lien Notes” means the Borrower’s senior secured notes due no earlier than six (6) months after the Stated Maturity Date and shall have the meaning given the term “Notes” as defined in the relevant Third Lien Notes Indenture; for the avoidance of doubt, the “Third Lien Notes” shall include any Notes (as defined in the relevant Third Lien Notes Indenture) issued under the Third Lien Notes Indenture in capitalization of Borrower’s interest payment obligations on then outstanding Third Lien Notes.

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“Third Lien Notes Indenture” means an Indenture pursuant to which the Third Lien Notes are issued, as amended, supplemented, amended and restated, Refinanced or otherwise modified from time to time in accordance with Section 7.2.11.

(c)          Amendment of Section 1.1. Section 1.1 of this Credit Agreement is amended by deleting the definitions of “Excluded Swap Obligations”, “Loan Documents”, “Permitted Unsecured Indebtedness”, “Swing Line Loan Commitment Amount” and “Total Debt” and replacing them in their entirety with the following:

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission or any successor entity (or the application or official interpretation of any rule, regulation or order thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 7.1.17 and any other “keepwell, support, or other agreement” for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Guarantors) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Loan Documents” means, collectively, this Agreement, the Notes, the Joinder Agreement, the Letters of Credit, each Hedging Agreement between the Borrower or EPL (or any of their Subsidiaries) and any Approved Counterparty that is or was a Lender or an Affiliate thereof at the time such Approved Counterparty entered into such Hedging Agreement or in effect between such Lender or Affiliate of such Lender on the Eighth Amendment Effective Date, as applicable, the Fee Letter, each Security Document, each Guaranty, each Borrowing Request, each Issuance Request, the Intercreditor Agreement and the EXXI Intercreditor Agreement and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

“Permitted Unsecured Indebtedness” means unsecured Indebtedness for borrowed money (including, but without duplication, Contingent Liabilities of the Subsidiary Guarantors in respect thereof) incurred on or before the Cutoff Date so long as (i) such Indebtedness remains at all times unsecured Indebtedness, (ii) such Indebtedness does not have a maturity date that is prior to the date that is six (6) months after the Stated Maturity Date, (iii) after giving effect to the incurrence of such Indebtedness no Default or Event of Default shall have occurred and be continuing, and (iv) after giving effect to the incurrence of such Indebtedness the Borrower is in pro forma compliance with Section 7.2.4, and the Refinancing of all or any applicable portion of such Indebtedness (including amounts relating to fees and premiums incurred in connection with such Refinancing).

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“Swing Line Loan Commitment Amount” means $15,000,000; provided, however, that if the Swing Line Lender gives notice of a Mandatory Borrowing pursuant to Section 2.3.2, then the Swing Line Loan Commitment Amount shall automatically and without further action reduce to zero upon the giving of such notice.

“Total Debt” means, on any date and without duplication, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clause (a) (which, in the case of the Loans, the Senior Unsecured Debt, the Permitted Unsecured Indebtedness, Permitted Second Lien Debt and Permitted Third Lien Debt, shall be deemed to equal the actual daily amount of the Loans, the Senior Unsecured Debt, the Permitted Unsecured Indebtedness, the Permitted Second Lien Debt and the Permitted Third Lien Debt, as the case may be, outstanding for such date), clause (b) (which, in the case of Letter of Credit Outstandings shall be deemed to equal the actual daily amount of Letter of Credit Outstandings for such date less the amount of any cash collateral in respect thereof, if any, held in an account maintained with (or on behalf of) the Administrative Agent, RBS, WFBNA, UBS and/or any other Issuer hereunder (as the case may be)), clause (c), clause (f) (but excluding any current non-cash asset or liability (including in respect of Hedging Agreements) described in or calculated pursuant to the requirements of ASC 410 and 815, in each case as amended (provided that, for the avoidance of doubt, the calculation of Total Debt shall include any current assets or liabilities in respect of the termination of any Hedging Agreement), and clause (g), in each case of the definition of “Indebtedness” (exclusive of intercompany Indebtedness between the Borrower and its Subsidiaries, but including the Indebtedness in respect of principal hereunder and under the Senior Unsecured Debt, the Permitted Unsecured Indebtedness, the Permitted Second Lien Debt and the Permitted Third Lien Debt, as the case may be) and any Contingent Liability in respect of any of the foregoing.

(d)          Amendment of Section 2.2(a). Section 2.2(a) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“(a)          Unless previously terminated, the Aggregate Commitment and the Swing Line Loan Commitment shall terminate on the Loan Commitment Termination Date and on such date the Aggregate Commitment shall be zero, the Swing Line Loan Commitment Amount shall be zero and the Letter of Credit Commitment shall terminate on the Letter of Credit Commitment Termination Date and on such date the Letter of Credit Commitment Amount shall be zero. The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the amount of any Commitment (provided that no reduction of the (i) Aggregate EPL Commitment or (ii) the Swing Line Loan Commitment Amount shall be made pursuant to this Section 2.2(a)) on the Business Day so specified by the Borrower; provided that, (a) all such reductions shall require at least one Business Day’s prior notice to the Administrative Agent and be permanent, (b) any reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000 unless such reduction is in the full amount of the remaining available Commitment Amount, and (c) the Borrower shall not terminate or reduce (i) the Aggregate Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Credit Exposures of all Revolving Lenders would exceed (1) prior to Disqualifying Condition Termination, the Aggregate Available Commitment and (2) after Disqualifying Condition Termination, the Aggregate Commitment or (ii) the Letter of Credit Commitment if, after giving effect thereto, the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment. Any optional or mandatory reduction of the Aggregate Commitment pursuant to the terms of this Agreement that (x) prior to Disqualifying Condition Termination, reduces the Aggregate Available Commitment below the Letter of Credit Commitment Amount or (y) after Disqualifying Condition Termination reduces the Aggregate Commitment below the Letter of Credit Commitment Amount, shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Aggregate Commitment) to an aggregate amount not in excess of the Aggregate Available Commitment or the Aggregate Commitment, as so reduced (as the case may be).”

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(e)          Amendment of Section 2.8.2. Section 2.8.2 of the Credit Agreement is hereby amended by deleting the date “September 30” and replacing it with the date “September 1.”

(f)          Amendment of Section 2.8.3. Section 2.8.3 of the Credit Agreement is hereby amended by deleting the date “March 31” and replacing it with the date “March 1.”

(g)          Amendment of Section 2.8.9. Section 2.8.9 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Section 2.8.9 (Reserved.)”

(h)          Amendment of Section 2.9. Section 2.9 of the Credit Agreement is hereby amended by replacing the entirety of the first clause (ii) of such Section 2.9 with “(reserved)”.

(i)          Amendment of Section 5.2.1. Section 5.2.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (c), (ii) adding the phrase “the Permitted Secured Debt Documents,” between “under” and “the” in clause (d), (iii) deleting the “.” at the end of clause (d) and replacing it with “; and”, and (iv) adding the following Section 5.2.1(e) to the end of such Section 5.2.1:

“(e)          until the earlier of (i) the Section 3 Effective Date and (ii) April 2, 2015, as of the date of any Credit Extension and after giving effect to the use of proceeds thereof, the Borrower on a consolidated basis will have cash and Cash Equivalent Investments in an amount of not more than $150,000,000.”

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(j)          Amendment of Section 6.21.  Section 6.21 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Section 6.21         Restrictions on Liens. Other than as provided under the Senior Unsecured Debt Documents, the Permitted Unsecured Debt Documents and the Permitted Secured Debt Documents, neither the Borrower nor any of its Subsidiaries is a party to any material agreement or arrangement or subject to any order, judgment, writ or decree, that either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Obligations and the Loan Documents.”

(k)          Amendment of Article 6. Article 6 of the Credit Agreement is hereby amended by adding Section 6.27, Section 6.28 and Section 6.29 to the end of such Article:

“Section 6.27 Anti-Corruption Laws. None of the members of the Group or any director, officer, employee, or agent associated with or acting on behalf of a member of the Group (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) offered, paid, given, promised to pay, authorized the payment of, or taken any action in furtherance of the payment of anything of value directly or indirectly to a Government Official or any other person to improperly influence the recipient’s action or otherwise to obtain or retain business or to secure an improper business advantage; or (iii) violated or is in violation of any provision of any Anti-Corruption Laws.

Section 6.28 Anti-Money Laws. The operations of each member of the Group are and have been conducted at all times in compliance with all Anti-Money Laundering Laws and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving a member of the Group with respect to Anti-Money Laundering Laws is pending and, to the knowledge of each member of the Group, no such actions, suits or proceedings are threatened.

Section 6.29 Restricted Parties. No member of the Group, nor any of their respective joint ventures, directors, officers or employees nor, to the knowledge of the Obligors, any Persons acting on any of their behalf (i) is a Restricted Party or (ii) has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.”

(l)          Amendment of Section 7.1.1(a). Section 7.1.1(a) of the Credit Agreement is hereby amended by replacing each instance of the word “consolidated” with the word “consolidating.”

(m)          Amendment of Section 7.1.1(b). Section 7.1.1(b) of the Credit Agreement is hereby amended by replacing each instance of the word “consolidated” with the word “consolidating.”

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(n)          Amendment of Section 7.1.1(u). Section 7.1.1(u) of the Credit Agreement is hereby amended by deleting the phrase “prior to June 30, 2015” and by replacing the phrase “ending June 30, 2015” with the phrase “ending March 31, 2015.”

(o)          Amendment of Section 7.1.1(v). Section 7.1.1(v) of the Credit Agreement is hereby amended by deleting the phrase “prior to December 31, 2015.”

(p)          Amendment of Section 7.1.12. The first sentence of Section 7.1.12 of the Credit Agreement is hereby amended by (i) deleting the word “The” at the outset thereof and inserting the following words: “Except to the extent the Borrower has complied in all respects with the requirements provided in Section 7.2.10(f) hereof in respect of any cancellation, termination, modification, offset or unwinding of any hedging position of any Obligor, the” and (ii) deleting the phrase “if the effect of such action (when taken together with any other Hedging Agreements executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Hedging Agreements.”

(q)          Amendment of Article 7. Article 7 of the Credit Agreement is hereby amended by adding Section 7.1.17 and Section 7.1.18 to such Article in appropriate numerical order:

“Section 7.1.17 Keepwell. Subject in all respects to Section 1.6 of this Agreement, each Obligor that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to such Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 7.1.17 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 7.1.17 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 7.1.17 to constitute, and this Section 7.1.17 shall be deemed to constitute a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

Section 7.1.18 Anti-Money Laundering Laws. Each Obligor shall and shall cause each other member of the Group to, conduct its operations at all times in compliance with all Anti-Money Laundering Laws.”

(r)          Amendment of Section 7.2.2(g). Section 7.2.2(g) of the Credit Agreement is hereby amended and restated in its entirety to the following:

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“(g)          (i) Permitted Second Lien Debt incurred on or before the Cutoff Date and any Refinancing of all or any portion of such Indebtedness (including amounts relating to fees and premiums incurred in connection with such Refinancing), (ii) Permitted Third Lien Debt incurred on or before the Cutoff Date and any Refinancing of all or any portion of such Indebtedness (including amounts relating to fees and premiums incurred in connection with such Refinancing), (iii) Permitted Second Lien Debt incurred after the Cutoff Date the net proceeds of which are used to Refinance Indebtedness described in Sections 7.2.2(b) or 7.2.2(j) and any Refinancing of all or any portion of such Indebtedness (including amounts relating to fees and premiums incurred in connection with such Refinancing) and (iv) Permitted Third Lien Debt incurred after the Cutoff Date the net proceeds of which are used to Refinance Indebtedness described in Sections 7.2.2(b) or 7.2.2(j) and any Refinancing of all or any portion of such Indebtedness (including amounts relating to fees and premiums incurred in connection with such Refinancing); provided, that it shall not be a violation of the requirements of clauses (iii) and (iv) above if any such Permitted Second Lien Debt and/or Permitted Third Lien Debt is incurred for the express purpose of Refinancing Indebtedness as permitted by such clauses, but the proceeds therefrom are applied for such purpose promptly (and not contemporaneously with) such incurrence;”

(s)          Amendment of Section 7.2.2(j). Section 7.2.2(j) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“(j)          Permitted Unsecured Indebtedness and any Refinancing of such Indebtedness; and”

(t)          Amendment of Section 7.2.2.  Section 7.2.2 of the Credit Agreement is hereby amended by amending and restating the proviso at the end of such Section 7.2.2 in its entirety to the following:

“provided, that no Indebtedness otherwise permitted by clauses (b), (c), (e), (g), (j) or (k) shall be incurred, assumed, created, Refinanced or otherwise incurred if a Default, a Borrowing Base Deficiency or an EPL Borrowing Base Deficiency has occurred and is then continuing or would result therefrom and provided, further, that no Refinancing of any Indebtedness otherwise permitted by clauses (b), (c), (g) or (j) shall be permitted unless after giving effect to such Refinancing, the sum of (x) an amount equal to the difference of (A) the lesser of the Aggregate Available Commitment and the Available Borrower Borrowing Base less (B) the aggregate of all Credit Exposure of the Lenders plus (y) the aggregate amount of all unencumbered (other than an encumbrance granted under the Loan Documents and any of the Permitted Secured Debt Documents) cash and Cash Equivalent Investments of the Borrower and its Subsidiaries (other than, prior to Disqualifying Condition Termination, the EPL Obligors) shall equal or exceed $250,000,000.”

(u)          Amendment of Section 7.2.5(m). Section 7.2.5(m) of the Credit Agreement is hereby amended and restated in its entirety with the following:

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“(m)          Investments made prior to January 1, 2015 by way of loans or advances to the Parent or Subsidiaries of the Parent, in lieu of Restricted Payments otherwise permitted by Section 7.2.6(d) at the time such Investments were made;”

(v)         Amendment of Section 7.2.6(d). Section 7.2.6(d) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“(d)          Restricted Payments in the form of a dividend to Intermediate Holdco of the Grand Isle Gathering System on the conditions that (i) Intermediate Holdco receive such distribution of such Grand Isle Gathering System expressly subject to the existing Liens in favor of the Administrative Agent, (ii) that it also grant a security interest on the Grand Isle Gathering System to the Administrative Agent to secure its Guaranty and (iii) upon consummation by Intermediate Holdco of a sale, a transfer, a lease, a sale leaseback, a financing or any other similar transaction by Intermediate Holdco involving the Grand Isle Gathering System, the net proceeds of such transaction will be paid or contributed to the Borrower by Intermediate Holdco promptly (and in any event no later than five (5) Business Days following receipt by Intermediate Holdco of such payment) and in upon receipt of such payment by Intermediate Holdco, the Administrative Agent shall, and is hereby authorized to, execute and deliver at the Borrower’s expense releases of any Liens in favor of it and any of the Secured Parties on such Grand Isle Gathering System pursuant to instruments and documents in form reasonably satisfactory to the Administrative Agent; and”

(w)          Amendment of Section 7.2.10(f). Clause (iii) of Section 7.2.10(f) of the Credit Agreement is hereby amended and restated in its entirety to the following:

-12-	-EXXI Tenth Amendment-

“(iii) upon (x) a sale or other Disposition of Oil and Gas Property or any such Subsidiary owning Oil and Gas Properties that involves Oil and Gas Properties included in the most recently delivered Reserve Report or (y) an assignment, termination, modification, offset or unwinding of any hedging position of any Obligor (in each case for the foregoing (x) and (y), a “Subject Disposition”), if (A) the Borrowing Base value attributed by the Administrative Agent to the Oil and Gas Properties subject to such Subject Disposition, together with the Borrowing Base value attributed by the Administrative Agent for all other sales and Dispositions of Oil and Gas Properties or any such Subsidiary owning Oil and Gas Properties that are included in the most recently delivered Reserve Report and (B) the Borrowing Base value attributed by the Administrative Agent with respect to such assigned, terminated, modified, offset or unwound hedging positions, together with any other assigned, terminated, modified, offset or unwound hedging positions, as applicable, during any period between two successive determinations or redeterminations of the Borrowing Base or, in the case of a Disposition of EPL Collateral prior to Disqualifying Condition Termination, the EPL Borrowing Base, as applicable, exceeds $5,000,000 individually or in the aggregate for all such Subject Dispositions, then (I) Required Lender consent shall be required prior to making such Subject Disposition and (II) if such consent is granted, the Borrowing Base and the EPL Borrowing Base, if applicable, shall be reduced, effective immediately (except as provided in the next following proviso) upon such Subject Disposition, by an amount equal to the amount, if any, recommended by the Administrative Agent in good faith on the basis of the value attributed to the assets and properties that are part of such Subject Dispositions and as agreed by the Required Lenders in connection with such consent; provided, however that (i) Required Lender consent as required in clause (I) of this Section 7.2.10(f)(iii) shall be deemed to have been granted if (a) such Subject Disposition is for cash, (b) until such time as the next (following such Subject Disposition) redetermination of the Borrowing Base or, in the case of a Disposition of EPL Collateral prior to Disqualifying Condition Termination, the EPL Borrowing Base, as applicable, in accordance with the terms of Section 2.8 hereof, the net cash proceeds of such Subject Disposition are held in a Deposit Account subject to a Control Agreement in favor of the Administrative Agent (such Control Agreement shall (i) grant the Administrative Agent exclusive control and authority to approve any transfers of such net cash proceeds, (ii) provide that the Administrative Agent shall not (x) relinquish such exclusive control and authority or (y) consent to a transfer of such net cash proceeds (other than to repay a Borrowing Base Deficiency or EPL Borrowing Base Deficiency, as applicable, and release the remainder of such net cash proceeds as provided in clause (c) below) without the consent of the Required Lenders), (c) upon such next redetermination of the Borrowing Base or, in the case of a Disposition of EPL Collateral prior to Disqualifying Condition Termination, the EPL Borrowing Base, as applicable, in accordance with Section 2.8 hereof, any such net cash proceeds will be used to make an immediate payment toward any Borrowing Base Deficiency, or, in the case of a Disposition of EPL Collateral prior to Disqualifying Condition Termination, any EPL Borrowing Base Deficiency, as applicable, and following such payment in full of any such Borrowing Base Deficiency or EPL Borrowing Base Deficiency, as applicable, and so long as no Default shall have occurred and be continuing, any remainder of such net cash proceeds after payment in full of such Borrowing Base Deficiency or EPL Borrowing Base Deficiency, as applicable, shall be released and paid to the Borrower or as a court of competent jurisdiction may direct and (d) all of the assets sold or Disposed of in such Subject Disposition are included on the scheduled assets more fully described on Schedule I attached to the Tenth Amendment and (ii) if the conditions in the foregoing clause (i) are satisfied, then notwithstanding the foregoing clause (II), the Borrowing Base and the EPL Borrowing Base, as applicable, shall not be reduced effective immediately by the amount provided in such clause (II), however such Subject Dispositions shall be taken into account in the next redetermination of the Borrowing Base and the EPL Borrowing Base, as applicable; and”

(x)          Amendment of Section 7.2.11(c). Section 7.2.11(c) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“(c)          any of the Senior Unsecured Debt Documents, the Permitted Unsecured Debt Documents, the Second Lien Documents or the Third Lien Documents.”

(y)          Amendment of Section 7.2.15. Section 7.2.15 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Section 7.2.15 No Prepayment of 2010 Notes, 2011 Notes, 2013 Notes, 2014 Notes, Second Lien Notes or Third Lien Notes. Unless (including after giving effect to such payment or prepayment) the Borrower and its Subsidiaries are in compliance with the Prepayment Conditions, the Borrower will not, and will not permit any of its Subsidiaries to, prior to the date that is one hundred eighty (180) days after the Stated Maturity Date:

-13-	-EXXI Tenth Amendment-

(a)          make any payment or prepayment of principal of, or premium or interest on, the 2010 Debt, the 2011 Debt, the 2013 Debt, the 2014 Debt, the Second Lien Debt or the Third Lien Debt other than: (i) with respect to interest, (A) on the stated, scheduled dates for payment of interest set forth in the applicable Senior Unsecured Debt Documents, Second Lien Debt Documents or Third Lien Debt Documents, as the case may be, or (B) upon any Refinancing of the 2010 Debt, the 2011 Debt, the 2013 Debt, the 2014 Debt, the Second Lien Debt or the Third Lien Debt, respectively, permitted in accordance with the terms of this Agreement, or (ii) with respect to principal, (A) on the date of the stated maturity indicated in the 2010 Debt Documents, the 2011 Debt Documents, the 2013 Debt Documents, the 2014 Debt Documents, the Second Lien Debt Documents or the Third Lien Debt Documents with respect to the payment of principal on the 2010 Debt, the 2011 Debt, the 2013 Debt, the 2014 Debt, the Second Lien Debt or the Third Lien Debt, respectively, (B) on each scheduled date for payment of principal or as required in connection with a mandatory prepayment, redemption or defeasance of the 2010 Debt, the 2011 Debt, the 2013 Debt, the 2014 Debt, the Second Lien Debt or the Third Lien Debt under the respective Senior Unsecured Debt Documents, Second Lien Debt Documents or Third Lien Debt Documents, as the case may be, so long as on the date of such payment (1) no Default, Event of Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency has occurred and is continuing or would result therefrom and (2) the Borrower has paid any Obligations required to be paid hereunder pursuant to the terms of this Agreement, or (C) upon any Refinancing of the 2010 Debt, the 2011 Debt, the 2013 Debt, the 2014 Debt, the Second Lien Debt or the Third Lien Debt permitted in accordance with the terms of this Agreement, provided, that notwithstanding the foregoing, no payments shall be made on the Second Lien Debt or the Third Lien Debt except to the extent permitted by the Intercreditor Agreement;

(b)          redeem, retire, purchase, defease or otherwise acquire either the 2010 Debt, the 2011 Debt, the 2013 Debt, the 2014 Debt, the Second Lien Debt or the Third Lien Debt (except as set forth in clause (a)); or

(c)          make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes other than, in each case, in connection with a Refinancing of the 2010 Debt, the 2011 Debt, the 2013 Debt, the 2014 Debt, the Second Lien Debt or the Third Lien Debt (to the extent of such Indebtedness being Refinanced) permitted in accordance with the terms of this Agreement and, if applicable, the Intercreditor Agreement.”

(z)          Amendment of Article 7. Article 7 of the Credit Agreement is hereby amended by adding Section 7.2.24 and Section 7.2.25 to such Article in appropriate numerical order:

-14-	-EXXI Tenth Amendment-

“Section 7.2.24 Anti-Corruption Laws. None of the members of the Group nor any director, officer, employee, or agent associated with or acting on behalf of any of the foregoing shall (i) use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) offer, pay, give, promise to pay, authorize the payment of, or take any action in furtherance of the payment of anything of value directly or indirectly to a Government Official or any other person to improperly influence the recipient’s action or otherwise to obtain or retain business or to secure an improper business advantage or (iii), by act or omission, violate any Anti-Corruption Laws.

Section 7.2.25 Restricted Payments. The Obligors shall not, and shall not permit or authorize any other Person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transaction(s) contemplated by this Agreement to fund any trade, business or other activities: (i) involving or for the benefit of any Restricted Party, or (ii) in any other manner that would reasonably be expected to result in any member of the Group or any Lender being in breach of any Sanctions (if and to the extent applicable to either of them) or becoming a Restricted Party.”

(aa)         Amendment of Section 8.1.1(b). Section 8.1.1(b) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“(b)          (i) any interest, any fee described in Article 3 or any other monetary Obligation and such default shall continue unremedied for a period of three (3) Business Days after such amount was due or (ii) the payment referred to in Section 7.2.6(d)(iii).”

(bb)         Amendment of Section 8.1.3. Section 8.1.3 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Section 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance or observance of any of its obligations under Section 7.1.1, Section 7.1.7, Section 7.1.18 or Section 7.2, or any Guarantor shall default under any payment or guarantee obligation under a Guaranty, or the Borrower and, prior to Disqualifying Condition Termination, EPL shall fail to preserve and maintain its or their respective legal existence.”

(cc)         Amendment of Section 9.1. Section 9.1 of the Credit Agreement is hereby amended by deleting the last two sentences of such Section 9.1 and replacing them in their entirety with the following:

-15-	-EXXI Tenth Amendment-

“The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent’s determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Parties; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable requirements of law.”

(dd)         Amendment of Section 9.6.          Section 9.6 of the Credit Agreement is hereby amended by deleting the phrase “Bracewell & Giuliani LLP” and replacing it with the phrase “Willkie Farr & Gallagher LLP.”

(ee)         Amendment of Section 9.12(a). Section 9.12(a) of the Credit Agreement is hereby amended by adding the phrase “and the Intercreditor Agreement” to the end of the second sentence of such Section 9.12(a).

(ff)         Amendment of Section 10.3. Section 10.3 of the Credit Agreement is hereby amended by deleting the phrase “Cadwalader Wickersham & Taft LLP” and replacing it with the phrase “Willkie Farr & Gallagher LLP.”

(gg)         Amendment of Section 10.19. Section 10.19 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Section 10.19 Collateral Matters; Hedging Agreements; Bank Product Agreements. Subject to the terms of Section 1.6 of this Agreement, the benefit of the Security Documents and of the provisions of this Agreement relating to the Collateral shall also extend to and be available to (i) each Approved Counterparty to a Hedging Agreement with the Borrower or EPL (or any of their Subsidiaries) that is or was a Lender or an Affiliate thereof at the time such Approved Counterparty entered into such Hedging Agreement or if such Hedging Agreement was in effect on the Eighth Amendment Effective Date (but only for purposes of each such Hedging Agreement so entered or in effect and not for Hedging Agreements entered into after such Approved Counterparty ceased to be a Lender or Affiliate thereof) and (ii) each Bank Product Provider under Bank Product Agreements; provided that it is the intention of the parties hereto that repayment of the Hedging Obligations of the Borrower or EPL (or any of their Subsidiaries) under any qualifying Hedging Agreement with any such Approved Counterparty or the Bank Product Obligations of the Borrower or EPL (or any of their Subsidiaries) under any Bank Product Agreement with any such Bank Product Provider from realization of any Collateral shall be subject to the terms of the Intercreditor Agreement and the Security Documents. No Person shall have any voting or consent rights under any Loan Document solely as a result of the existence of Obligations owed to it under any Hedging Agreement or Bank Product Agreement.”

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(hh)         Amendment of Schedule I. Items 6.19(A), 6.19(B), and 6.22 of Schedule I to the Credit Agreement are hereby amended and restated in their entirety to be in the form of Exhibit D attached hereto.

(ii)         Amendment of Schedule III. Schedule III to the Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibit E attached hereto.

Section 3.          Amendments to Credit Agreement Effective as of the Section 3 Effective Date. The following provisions shall be effective upon the Section 3 Effective Date.

(a)          Amendment of Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions to such Section in appropriate alphabetical order:

“EXXI Intercreditor Agreement” means an Intercreditor Agreement substantially in the form of Exhibit B to the Tenth Amendment (with appropriate insertions), with such amendments, supplements, changes or other modifications from time to time as the Administrative Agent and the Required Lenders may approve, among the Borrower, the Administrative Agent and such other Persons as may from time to time become party thereto in accordance with the terms thereof.

“First Lien Debt” means (i) on any date prior to Disqualifying Condition Termination and without duplication, (a) with respect to the Borrower, all Obligations (other than the EPL Obligations) pursuant to and under this Agreement and any other Loan Document less the aggregate amount of all unencumbered (other than an encumbrance granted under the Loan Documents and any of the Permitted Secured Debt Documents) cash and Cash Equivalent Investments of the Borrower and its Subsidiaries (other than the EPL Obligors) and (b) with respect to EPL, all EPL Obligations pursuant to and under this Agreement and any other Loan Document and (ii) on any date on or after Disqualifying Condition Termination and without duplication, all Obligations pursuant to and under this Agreement and any other Loan Document less the aggregate amount of all unencumbered (other than an encumbrance granted under the Loan Documents and any of the Permitted Secured Debt Documents) cash and Cash Equivalent Investments of the Borrower and its Subsidiaries.

“First Lien Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of

(a)          First Lien Debt outstanding on the last day of such Fiscal Quarter to

(b)          EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters;

-17-	-EXXI Tenth Amendment-

provided, however, that for purposes of the calculation of First Lien Debt for purposes of this definition, First Lien Debt shall not include Letters of Credit to the extent such Letters of Credit are Cash Collateralized.

“Intercompany Note” means a promissory note of EPL payable to the Borrower, substantially in the form of Exhibit C to the Tenth Amendment, with appropriate insertions (as such promissory note may be amended, endorsed, supplemented or otherwise modified from time to time), evidencing the intercompany loan of $325,000,000 made by the Borrower to EPL, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Total EPL Debt” means, on any date and without duplication, the outstanding principal amount of all Indebtedness of EPL and its Subsidiaries of the type referred to in clause (a) (which, in the case of the Loans, the 2011 EPL Debt, the 2012 EPL Debt and the Intercompany Note, shall be deemed to equal the actual daily amount of the Loans, the 2011 EPL Debt, the 2012 EPL Debt and the Intercompany Note, as the case may be, outstanding for such date), clause (b) (which, in the case of Letter of Credit Outstandings shall be deemed to equal the actual daily amount of Letter of Credit Outstandings for such date less the amount of any cash collateral in respect thereof, if any, held in an account maintained with (or on behalf of) the Administrative Agent, RBS, WFBNA, UBS and/or any other Issuer hereunder (as the case may be)), clause (c), clause (f) (but excluding any current non-cash asset or liability (including in respect of Hedging Agreements) described in or calculated pursuant to the requirements of ASC 410 and 815, in each case as amended (provided that, for the avoidance of doubt, the calculation of Total Debt shall include any current assets or liabilities in respect of the termination of any Hedging Agreement), and clause (g), in each case of the definition of “Indebtedness” (exclusive of intercompany Indebtedness between EPL and its Subsidiaries, but including the Indebtedness in respect of principal hereunder and under the Loans, the 2011 EPL Debt, the 2012 EPL Debt and the Intercompany Note, as the case may be) and any Contingent Liability in respect of any of the foregoing.

(b)          Amendment of Section 1.1. Section 1.1 of this Credit Agreement is amended by deleting the definitions of “Applicable Commitment Fee Margin”, “Applicable Margin”, “Current Ratio”, “EBITDA”, “Maximum Facility Amount”, “Net Income”, “Prepayment Conditions” “Refinance, Refinancing or Refinanced”, “Secured Debt” and “Stated Maturity Date” and replacing them in their entirety with the following:

“Applicable Commitment Fee Margin” means, at all times, 0.500%.

“Applicable Margin” means, for any day and with respect to all Loans maintained as LIBO Rate Loans or Base Rate Loans, the applicable percentage set forth below corresponding to the Utilization Percentage:

-18-	-EXXI Tenth Amendment-

If the Utilization Percentage is:	Then the Applicable Margin for LIBO Rate Loans is:	Then the Applicable Margin for Base Rate Loans is:
Greater than or equal to 90%	3.75%	2.75%
Greater than or equal to 75% but less than 90%	3.50%	2.50%
Greater than or equal to 50% but less than 75%	3.25%	2.25%
Greater than or equal to 30% but less than 50%	3.00%	2.00%
Less than 30%	2.75%	1.75%

If (i) at any time, the Borrower or (ii) prior to the Disqualifying Condition Termination, EPL fails to deliver a Reserve Report pursuant to Section 2.8.2 or 2.8.3, then the “Applicable Margin” means the rate per annum set forth on the grid when the applicable Borrowing Base Utilization Percentage is at its highest level until such time as such Reserve Report has been delivered.

“Current Ratio” means the ratio of:

(a)          consolidated current assets of the Borrower and its Subsidiaries (including, for the avoidance of doubt, EPL and its Subsidiaries), but including any unused availability under the Borrowing Base and excluding therefrom any current non-cash asset (including in respect of Hedging Agreements) described in or calculated pursuant to the requirements of ASC 410 and 815, each as amended (provided that, for the avoidance of doubt, the calculation of consolidated current assets shall include any current assets in respect of the termination of any Hedging Agreement)

to

(b)          consolidated current liabilities of the Borrower and its Subsidiaries (including, for the avoidance of doubt, EPL and its Subsidiaries) but excluding therefrom any current non-cash liabilities (including in respect of Hedging Agreements) described in or calculated pursuant to the requirements of ASC 410 and 815, each as amended (provided that, for the avoidance of doubt, the calculation of consolidated current liabilities shall include any current liabilities in respect of the termination of any Hedging Agreement).

-19-	-EXXI Tenth Amendment-

“EBITDA” means, (i) on any date prior to Disqualifying Condition Termination, (a) with respect to the Borrower and its consolidated Subsidiaries (other than the EPL Obligors), the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, the sum of (i) amounts attributable to amortization, depletion and depreciation of assets, (ii) income tax expense, (iii) interest expense (whether in cash or non-cash form) for such period and (iv) reasonable transaction fees and expenses incurred in connection with negotiation, execution and delivery of this Agreement, the other Loan Documents and the negotiation, execution and delivery and consummation of the EPL Acquisition, any Senior Unsecured Debt Documents, any Permitted Second Lien Debt, any Permitted Third Lien Debt, any Permitted Unsecured Debt Documents and any Refinancing of any thereof and (b) with respect to EPL and its consolidated Subsidiaries, the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, the sum of (i) amounts attributable to amortization, depletion and depreciation of assets, (ii) income tax expense, (iii) interest expense (whether in cash or non-cash form) for such period, (iv) reasonable transaction fees and expenses incurred in connection with negotiation, execution and delivery of this Agreement, the other Loan Documents and the negotiation, execution and delivery and consummation of the EPL Acquisition, any Senior Unsecured Debt Documents, any Permitted Second Lien Debt, any Permitted Third Lien Debt, and Permitted Unsecured Debt Documents and any Refinancing of any thereof and (v) expenses associated with the exploration of Properties of any of the EPL Obligors and (ii) on any date on or after Disqualifying Condition Termination, with respect to the Borrower and its consolidated Subsidiaries, the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, the sum of (i) amounts attributable to amortization, depletion and depreciation of assets, (ii) income tax expense, (iii) interest expense (whether in cash or non-cash form) for such period, (iv) reasonable transaction fees and expenses incurred in connection with negotiation, execution and delivery of this Agreement, the other Loan Documents and the negotiation, execution and delivery and consummation of the EPL Acquisition, any Senior Unsecured Debt Documents, any Permitted Second Lien Debt, any Permitted Third Lien Debt, any Permitted Unsecured Debt Documents and any Refinancing of any thereof and (v) expenses associated with the exploration of Properties of any of the EPL Obligors; provided, however, that any calculation of EBITDA hereunder for any applicable period shall be made using an EBITDA for such applicable period calculated on a pro forma basis (inclusive of any acquisitions and/or divestitures, if any, of assets or equity interests made during such applicable period as if such acquisitions or divestitures had been made at the beginning of such applicable period).

“Maximum Facility Amount” means $500,000,000.

“Net Income” means, (i) on any date prior to Disqualifying Condition Termination, (a) with respect to the Borrower and its Subsidiaries (other than the EPL Obligors), the aggregate of all amounts that would be included as net income (or loss) on the consolidated financial statements of the Borrower and its Subsidiaries (other than the EPL Obligors) for such period, but shall exclude effects on net income attributable to any current non-cash income or expense (including in respect of Hedging Agreements) described in or calculated pursuant to the requirements of ASC 410 and 815, in each case as amended and (b) with respect to EPL and its Subsidiaries, the aggregate of all amounts that would be included as net income (or loss) on the consolidated financial statements of EPL and its Subsidiaries for such period, but shall exclude effects on net income attributable to any current non-cash income or expense (including in respect of Hedging Agreements) described in or calculated pursuant to the requirements of ASC 410 and 815, in each case as amended and (ii) on any date on or after Disqualifying Condition Termination, with respect to the Borrower and its Subsidiaries the aggregate of all amounts that would be included as net income (or loss) on the consolidated financial statements of the Borrower and its Subsidiaries for such period, but shall exclude effects on net income attributable to any current non-cash income or expense (including in respect of Hedging Agreements) described in or calculated pursuant to the requirements of ASC 410 and 815, in each case as amended; provided that, for the avoidance of doubt, the calculation of Net Income in each instance shall include any income or expense in respect of the termination of any Hedging Agreement).

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“Prepayment Conditions” means that with respect to any payment or prepayment under Section 7.2.15 or 7.2.21 (i) no Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency exists or will be caused thereby and (ii) at the time of such payment or prepayment the sum of (x) an amount equal to the difference of (A) the lesser of the Aggregate Available Commitment and the Available Borrower Borrowing Base less (B) the aggregate of all Credit Exposure of the Lenders plus (y) the aggregate amount of all unencumbered (other than an encumbrance granted under the Loan Documents and any of the Permitted Secured Debt Documents) cash and Cash Equivalent Investments of the Borrower and its Subsidiaries (other than, prior to Disqualifying Condition Termination, the EPL Obligors) after giving effect to such payment or prepayment shall equal or exceed $250,000,000; provided, however, no proceeds of any Credit Extensions shall be applied to any such payment or prepayment.

“Refinance, Refinancing or Refinanced” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund, such Refinanced Indebtedness; provided that such Indebtedness is either (i) Permitted Second Lien Debt or Permitted Third Lien Debt or (ii) on No Less Favorable Terms and Conditions than the Refinanced Indebtedness; provided, however, that any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund, any or all of the 2011 EPL Debt and/or the 2012 EPL Debt may be issued or incurred by the Borrower, guaranteed by the Subsidiaries of the Borrower (in addition to EPL and its Subsidiaries) and have terms and conditions generally applicable in respect of the Borrower and its Subsidiaries (in addition to EPL and its Subsidiaries) and shall not be considered to not be on No Less Favorable Terms and Conditions as such 2011 EPL Debt and/or 2012 EPL Debt on the basis of clause (c) under the definition of No Less Favorable Terms and Conditions or as a result of the documentation evidencing such Indebtedness affording the holders of such Refinancing Indebtedness covenants, defaults, rights or remedies in respect of the Borrower and its Subsidiaries (other than EPL and its Subsidiaries) not more burdensome to such new Obligors than those contained in such Indebtedness.

-21-	-EXXI Tenth Amendment-

“Secured Debt” means (i) without duplication and on any date prior to Disqualifying Condition Termination, (a) with respect to the Borrower, the amount of Total Debt of the Borrower and its Subsidiaries (other than the EPL Obligors) that is secured by a Lien on any property and/or assets of the Borrower and/or its Subsidiaries (other than the EPL Obligors) less the aggregate amount of all unencumbered (other than an encumbrance granted under the Loan Documents and any of the Permitted Secured Debt Documents) cash and Cash Equivalent Investments of the Borrower and its Subsidiaries (other than the EPL Obligors) and (b) with respect to EPL, the amount of Total EPL Debt of EPL and its Subsidiaries that is secured by a Lien on any property and/or assets of EPL and/or its Subsidiaries; provided that, for the avoidance of doubt, such Secured Debt as described in this clause (b) shall include Indebtedness under and pursuant to the Intercompany Note and (ii) without duplication and on any date on or after Disqualifying Condition Termination, the amount of Total Debt of the Borrower and its Subsidiaries that is secured by a Lien on any property and/or assets of the Borrower and/or its Subsidiaries less the aggregate amount of all unencumbered (other than an encumbrance granted under the Loan Documents and any of the Permitted Secured Debt Documents) cash and Cash Equivalent Investments of the Borrower and its Subsidiaries.

“Stated Maturity Date” means April 9, 2018; provided that in the event that (i) the 2010 Notes are not prepaid, redeemed or Refinanced as permitted hereunder (including as provided in Section 7.2.2(b) or Section 7.2.15) on or prior to May 15, 2017, then the Stated Maturity Date shall automatically without further action or notice be May 15, 2017; (ii) the 2011 EPL Notes and the 2012 EPL Notes are not prepaid, redeemed or Refinanced as permitted hereunder (including as provided in Section 7.2.2(b) or Section 7.2.23) on or prior to July 15, 2017, then the Stated Maturity Date shall automatically without further action or notice be July 15, 2017; or (iii) the maturity date or stated maturity date of (a) any other Permitted Unsecured Indebtedness, Permitted Second Lien Debt or Permitted Third Lien Debt or (b) any Refinancing of any of the Indebtedness referred to in either of the foregoing (i) or (ii) shall be on or before April 9, 2018, then the Stated Maturity Date shall automatically without further action or notice be the date which is 180 days prior to the earliest maturity date or stated maturity date of such Indebtedness referred to in the foregoing (i) or (ii) or this clause (iii).

(c)          Amendment of Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by adding the words “or under a Permitted Secured Debt Document” after the words “Loan Document” in clauses (b) and (c) of the definition of “Change in Control”.

(d)          Amendment of Section 1.1. Section 1.1 of the Credit Agreement is amended by deleting the definitions of “Interest Coverage Ratio” and “Total Leverage Ratio.”

(e)          Amendment of Section 1.5(b). Section 1.5(b) of the Credit Agreement is hereby amended and restated in its entirety to the following:

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“(b)          As of any date of determination, for purposes of determining the Current Ratio, the First Lien Leverage Ratio or the Secured Debt Leverage Ratio (and any financial calculations required to be made or included within such ratios, or required for purposes of preparing any Compliance Certificate to be delivered pursuant to the definition of “Permitted Acquisition”), the calculation of such ratios and other financial calculations shall include or exclude, as the case may be, the effect of any domestic assets or businesses that have been acquired or Disposed of by the Borrower or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) as of such date of determination, as determined by the Borrower on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, directly attributable to any such permitted Disposition or domestic acquisition, as the case may be, in each case (i) calculated in accordance with Regulation S-X of the Securities Act of 1933, as amended from time to time, and any successor statute, for the period of four Fiscal Quarters ended on or immediately prior to the date of determination of any such ratios (without giving effect to any cost-savings or adjustments relating to synergies resulting from a domestic acquisition except as the Administrative Agent shall otherwise agree) and (ii) giving effect to any such domestic acquisition or permitted Disposition as if it had occurred on the first day of such four Fiscal Quarter period. For purposes of this Section 1.5(b), “domestic” shall mean in the United States (or located in the offshore area in the Gulf of Mexico over which the United States of America and the Bureau of Ocean Energy Management, Regulation and Enforcement, United States Department of the Interior (including its predecessor agency, the Mineral Management Services) assert jurisdiction.”

(f)          Amendment of Section 2.8.1. Section 2.8.1 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Section 2.8.1            Initial Borrowing Bases. As of the Section 3 Effective Date, the parties hereto agree that the Borrowing Base shall be equal to $500,000,000 until such time as the Borrowing Base is redetermined in accordance with this Agreement and the EPL Borrowing Base shall be equal to $150,000,000 until such time as the EPL Borrowing Base is redetermined in accordance with this Agreement. The foregoing shall be deemed to be the Borrowing Base determination pursuant to Section 2.8.3 for March 2015.”

(g)          Amendment of Section 7.1.1(m). Section 7.1.1(m) of the Credit Agreement is hereby amended and restated in its entirety to the following:

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“(m)          concurrently with the delivery of any Reserve Report, the Borrower shall provide to the Administrative Agent and each Lender a certificate, signed by an Authorized Officer of the Borrower, certifying that, to the best of his knowledge and in all material respects: (i) the information contained in such Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower and its Subsidiaries, as applicable, own Good Title to the Oil and Gas Properties evaluated in such Reserve Report (in this Section called the “Covered Properties”) and are free of all Liens except for Liens permitted by Section 7.2.3, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Engineering Report (other than those permitted by the Security Documents) that would require Borrower, EPL or any Subsidiary, as applicable, to deliver hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Covered Properties has been Disposed since the date of the last Borrowing Base or, as applicable, EPL Borrowing Base determination, except as set forth on an exhibit to the certificate, which certificate shall list all of such properties Disposed and in such detail as reasonably required by the Administrative Agent, (v) set forth on a schedule attached to the certificate is the present discounted value of all Covered Properties that are part of the Oil and Gas Properties that are encumbered by the Mortgages (the “Mortgaged Properties”) and, prior to Disqualifying Condition Termination, designating which of the Covered Properties are encumbered by the EPL Mortgages (the “EPL Mortgaged Properties”), (vi) (A) Oil and Gas Properties of the Borrower and its Subsidiaries (excluding, prior to Disqualifying Condition Termination, Subsidiaries that are EPL Obligors) that comprise at least ninety percent (90%) of the total value of the Proved Reserves of the Borrower and its Subsidiaries (excluding, prior to Disqualifying Condition Termination, Subsidiaries that are EPL Obligors) that are included within the Covered Properties are part of the Mortgaged Properties and (B) prior to Disqualifying Condition Termination, Oil and Gas Properties of the EPL Obligors that comprise at least eighty-five percent (85%) of the total value of the Proved Reserves of the EPL Obligors that are included within the Covered Properties are part of the EPL Mortgaged Properties and (vii) (A) Oil and Gas Properties of the Borrower and its Subsidiaries (excluding, prior to Disqualifying Condition Termination, Subsidiaries that are EPL Obligors) that comprise at least ninety percent (90%) of the total value of the Proved Developed Producing Reserves of the Borrower and its Subsidiaries (excluding, prior to Disqualifying Condition Termination, Subsidiaries that are EPL Obligors) that are included within the Covered Properties are part of the Mortgaged Properties and (B) prior to Disqualifying Condition Termination, Oil and Gas Properties of the EPL Obligors that comprise at least eighty-five percent (85%) of the total value of the Proved Developed Producing Reserves of the EPL Obligors that are included within the Covered Properties are part of the EPL Mortgaged Properties;”

(h)          Amendment of Section 7.1.8. The third to last sentence of Section 7.1.8 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Notwithstanding the foregoing provisions of this Section 7.1.8 or the provisions of any other Loan Document, the Borrower shall not be obligated to pledge or grant a security interest or other Lien in favor of the Administrative Agent or the other Secured Parties on (i) the Borrower’s Investments made as permitted under Section 7.2.5(m) hereof or (ii) the Intercompany Note.”

(i)          Amendment of Section 7.1.11. Section 7.1.11 of the Credit Agreement is hereby amended and restated in its entirety to the following:

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“Section 7.1.11 Maintenance of Liens on Properties. The Borrower shall cause the Mortgaged Properties to constitute at least ninety percent (90%) of the total value of the Proved Reserves of the Borrower and its Subsidiaries (excluding, prior to Disqualifying Condition Termination, Subsidiaries that are EPL Obligors) and at least ninety percent (90%) of the total value of the Proved Developed Producing Reserves of the Borrower and its Subsidiaries (excluding, prior to Disqualifying Condition Termination, Subsidiaries that are EPL Obligors) (in this Section called the “Required Percentages”). Within thirty (30) days following each determination or redetermination of the Borrowing Base, the Borrower will execute and deliver documentation in form and substance satisfactory to the Administrative Agent, granting to the Administrative Agent first perfected Liens on Oil and Gas properties that are not then part of the Mortgaged Properties, sufficient to cause the Mortgaged Properties to include the Required Percentages. In addition, the Borrower will furnish to the Administrative Agent title due diligence in form and substance satisfactory to the Administrative Agent and will furnish all other documents and information relating to such properties as the Administrative Agent may reasonably request. Until Disqualifying Condition Termination, EPL shall cause the EPL Mortgaged Properties to constitute at least eighty-five percent (85%) of the total value of the Proved Reserves of EPL and its Subsidiaries and at least eighty-five percent (85%) of the total value of the Proved Developed Producing Reserves of EPL and its Subsidiaries (in this Section called the “Required EPL Percentages”). Within thirty (30) days following each determination or redetermination of the EPL Borrowing Base, EPL will execute and deliver documentation in form and substance satisfactory to the Administrative Agent, granting to the Administrative Agent first perfected Liens on Oil and Gas properties that are not then part of the EPL Mortgaged Properties, sufficient to cause the EPL Mortgaged Properties to include the Required EPL Percentages. In addition, EPL will furnish to the Administrative Agent title due diligence in form and substance satisfactory to the Administrative Agent and will furnish all other documents and information relating to such properties as the Administrative Agent may reasonably request.”

(j)          Amendment of Section 7.1.16(a). Section 7.1.16(a) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“(a)          During each period from July 1st to October 31st of each calendar year, the Borrower will not permit the aggregate Credit Exposures of all Lenders to exceed an amount equal to (i) the lesser of the Aggregate Available Commitment or an amount equal to the Available Borrower Borrowing Base, minus (ii) $25,000,000; provided, however, that in the event that during such calendar year the Borrower’s or any of its Subsidiary’s Oil and Gas Properties shall suffer hurricane damage, the Administrative Agent, upon the request of the Borrower, is authorized to reduce such $25,000,000 for such calendar year to an amount (not less than zero) acceptable to the Administrative Agent in its sole discretion.”

(k)          Amendment of Article 7. Article 7 of the Credit Agreement is hereby amended by adding Section 7.1.19 to such Article in appropriate numerical order:

“Section 7.1.19          Intercreditor Agreement and EXXI Intercreditor Agreement. The Borrower shall, and shall cause its Subsidiaries to, comply with the obligations applicable to the Grantors (as such term is defined in the Intercreditor Agreement) as if the Borrower and the other Grantors were party to the Intercreditor Agreement. The Borrower shall use commercially reasonable efforts to enforce its rights and remedies under the EXXI Intercreditor Agreement, the Intercompany Note and the Second Lien Loan Documents (as defined in the Intercompany Note).”

(l)          Amendment of Section 7.2.3(k). Section 7.2.3(k) of the Credit Agreement is hereby amended and restated in its entirety to the following:

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“(k)          Liens securing Indebtedness and Refinancings of such Indebtedness permitted by clause (g) of Section 7.2.2, provided that such Liens are in accordance with the provisions of the Intercreditor Agreement, including, without limitation, all provisions regarding priority;”

(m)          Amendment of Section 7.2.3. Section 7.2.3 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause “q”, (ii) deleting the “.’ At the end of clause (r) and replacing it with “; and” and (iii) adding the following Section 7.2.3(s) to the end of such Section 7.2.3:

“(s)          Liens granted by the EPL Obligors to the Borrower securing the Indebtedness of EPL pursuant to the Intercompany Note, provided that such Liens are in accordance with the provisions of the EXXI Intercreditor Agreement, including, without limitation, all provisions regarding priority. Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon the Intercompany Note or any proceeds thereof (other than Liens that may arise in the future of the type and pursuant to arrangements described in Section 7.2.3(a) (if any) and Section 7.2.3(h) (if any).”

(n)          Amendment of Section 7.2.4(a). Section 7.2.4(a) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“(a)          (Reserved).”

(o)          Amendment of Section 7.2.4(b). Section 7.2.4(b) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“(b)          (Reserved).”

(p)          Amendment of Section 7.2.4(d). Section 7.2.4(d) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“(d)         (i) Prior to Disqualifying Condition Termination, the Borrower will not permit the Secured Debt Leverage Ratio of the Borrower and its Subsidiaries (other than the EPL Obligors) as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending March 31, 2015) to be greater than 3.75 to 1.00.

(ii) Prior to Disqualifying Condition Termination, EPL will not permit the Secured Debt Leverage Ratio of EPL and its Subsidiaries as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending March 31, 2015) to be greater than 3.75 to 1.00.

(iii) On or after Disqualifying Condition Termination, other than as otherwise is provided in clause (iv) below, the Borrower will not permit the Secured Debt Leverage Ratio of the Borrower and its Subsidiaries as of the last day of any Fiscal Quarter (commencing with the first Fiscal Quarter end occurring on the date (as the case may be) or subsequent to Disqualifying Condition Termination) to be greater than 3.75 to 1.00.

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(iv) On any date on or after Disqualifying Condition Termination, if and only to the extent that all of the EPL Notes are Refinanced and (i) such Refinancing Indebtedness and the holders thereof are bound by the terms of the Intercreditor Agreement and (ii) such Refinancing Indebtedness is secured with Liens that are junior to the priority of the Liens securing the Obligations under this Agreement, the Borrower will not permit the Secured Debt Leverage Ratio of the Borrower and its Subsidiaries as of the last day of any Fiscal Quarter (commencing with the first Fiscal Quarter end occurring on the date (as the case may be) or subsequent to Disqualifying Condition Termination) to be greater than 4.25 to 1.00.”

(q)          Amendment of Section 7.2.4. Section 7.2.4 of the Credit Agreement is hereby amended by adding the following Section 7.2.4(e) to the end of such Section 7.2.4:

“(e)         (i) Prior to Disqualifying Condition Termination, the Borrower will not permit the First Lien Leverage Ratio of the Borrower and its Subsidiaries (other than the EPL Obligors) as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending March 31, 2015) to be greater than 1.25 to 1.00.

(ii) Prior to Disqualifying Condition Termination, EPL will not permit the First Lien Leverage Ratio of EPL and its Subsidiaries as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending March 31, 2015) to be greater than 1.25 to 1.00.

(iii) On any date on or after Disqualifying Condition Termination, the Borrower will not permit the First Lien Leverage Ratio of the Borrower and its Subsidiaries as of the last day of any Fiscal Quarter (commencing with the first Fiscal Quarter end occurring on the date (as the case may be) or subsequent to Disqualifying Condition Termination) to be greater than 1.25 to 1.00.”

(r)          Amendment of Section 7.2.10. Section 7.2.10 of the Credit Agreement is hereby amended by adding the following paragraph to the end of such Section 7.2.10:

“Notwithstanding anything herein or in any other Loan Document to the contrary, without the prior consent of the Administrative Agent and the Required Lenders, the Borrower will not (i) Dispose of the Intercompany Note to any other Person and (ii) Dispose of any participation or other interest in the Intercompany Note to any Person.”

(s)          Amendment of Section 7.2.11. Section 7.2.11 of the Credit Agreement is amended by adding the following Section 7.2.11(d) to the end of such Section 7.2.11:

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“(d)          the Intercompany Note or any of the security agreements, pledges, guaranties, control agreements, financing statements, continuation statements and other agreements entered into in connection therewith, including, but not limited to, any amendment, supplement, waiver or other modification that would have the result of reducing or forgiving the amount of principal of, or premium or interest on, the Intercompany Note.”

(t)          Amendment of Section 7.2.13. Section 7.2.13 of the Credit Agreement is hereby amended by amending and restating the final sentence thereof in its entirety to the following:

“The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, (iii) in the case of clauses (a) and (b), the Senior Unsecured Debt Documents, the Permitted Secured Debt Documents and/or the Permitted Unsecured Debt Documents, as the case may be, and (iv) in the case of clause (c), the EPL Senior Unsecured Debt Documents.”

(u)          Amendment of Article 7. Article 7 of the Credit Agreement is hereby amended by adding the following Section 7.2.26 to the end of such Article 7:

“Section 7.2.26 No Prepayment of the Intercompany Note. EPL will not, and will not permit any of its Subsidiaries to, prior to the date that is one hundred eighty (180) days after the Stated Maturity Date:

(a)          make any payment or prepayment of principal of, or premium or interest on, the Intercompany Note other than: (i) with respect to interest, on the stated, scheduled dates for payment of interest set forth in the Intercompany Note or (ii) with respect to principal, on the date of the stated maturity indicated in the Intercompany Note with respect to the payment of principal on the Intercompany Note, so long as on the date of such payment (1) no Default, Event of Default or EPL Borrowing Base Deficiency has occurred and is continuing or would result therefrom and (2) EPL has paid any EPL Obligations required to be paid hereunder pursuant to the terms of this Agreement;

(b)          redeem, retire, purchase, defease or otherwise acquire the Intercompany Note (except as set forth in clause (a));

(c)          Refinance the Intercompany Note; or

(d)          make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes.”

(v)         Amendment of Article 9. Article 9 of the Credit Agreement is hereby amended by adding the following Section 9.14 to the end of such Article 9:

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“Section 9.14 Intercreditor Agreement.

(a)          Each Lender, each Issuer, the Swing Line Lender and each other Secured Party hereunder hereby (i) instructs and authorizes the Administrative Agent to execute and deliver the Intercreditor Agreement on its behalf, (ii) authorizes and directs the Administrative Agent to exercise all of the Administrative Agent’s rights and to comply with all of its obligations under the Intercreditor Agreement, (iii) agrees that the Administrative Agent may take actions on its behalf as is contemplated by the terms of the Intercreditor Agreement, and (iv) understands, acknowledges and agrees that at all times following the execution and delivery of the Intercreditor Agreement such Lender, Issuer, Swing Line Lender and other Secured Party (and each of their respective successors and assigns) shall be bound by the terms thereof.

(b)          Each Lender, each Issuer, the Swing Line Lender and each other Secured Party acknowledges that it has reviewed and is satisfied with the terms and provisions of the Intercreditor Agreement and acknowledges and agrees that such Lender, Issuer, Swing Line Lender and other Secured Party is responsible for making its own analysis and review of the Intercreditor Agreement and the terms and provisions thereof, and no Agent or any of its Affiliates makes any representation to any Person as to the sufficiency or advisability of the provisions contained in the Intercreditor Agreement.

(c)          Each Lender, each Issuer, the Swing Line Lender and each other Secured Party (a) acknowledges that it has received a copy of the Intercreditor Agreement and (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement.

(d)          The Administrative Agent, acting in its capacity as Priority Lien Agent under and pursuant to the Intercreditor Agreement, agrees that it shall not enter into any agreement that would amend, supplement, amend and restate or otherwise modify the Intercreditor Agreement without the consent of the Required Lenders.”

(w)          Amendment of Exhibit E. Exhibit E of the Credit Agreement is hereby amended by deleting it in its entirety (including all attachments thereto) and replacing it with the Form of Compliance Certificate substantially in the form of Exhibit F attached hereto, with such changes as the Administrative Agent may approve.

(x)          Amendment of Borrower Pledge and Security Agreement and other Security Documents. (i) Section 1.1 of the Borrower Pledge and Security Agreement is hereby amended by adding the following definition to such Section in appropriate alphabetical order:

““Excluded Property” means the Intercompany Note (as such term is defined in the First Lien Credit Agreement).”

(ii) Section 2.1 of the Borrower Pledge and Security Agreement is hereby amended by adding the following paragraph to the end of such Section 2.1:

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“Notwithstanding anything in the foregoing to the contrary, the term “Collateral” shall not include any Excluded Property.”

(iii)        Effective as of the Section 3 Effective Date, each other Security Document shall be deemed amended and modified to permit the Liens arising pursuant to the Permitted Secured Debt Documents (if such Security Document contains a prohibition on any such Liens) and for the interest of the holder(s) of such Liens in accordance with the Permitted Secured Debt Documents (including the Intercreditor Agreement) to be reflected and perfected in accordance with the relative priority of such Liens as provided under the Intercreditor Agreement.

Section 4.          Conditions to Section 3 Effective Date. The Section 3 Effective Date shall be deemed to occur on the date when the Administrative Agent has received counterparts hereof duly executed by the Borrower, EPL, the Administrative Agent, the Issuers, the Swing Line Lender and the Required Lenders and upon the prior or concurrent satisfaction of each of the following conditions:

(a)          the Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be (i) all fees, costs and expenses due and payable pursuant to Section 3.3 of the Credit Agreement, if any, and (ii) if then invoiced, any amounts payable pursuant to Section 10.3 of the Credit Agreement;

(b)          each Lender that is a signatory hereto shall have received a fee from the Borrower equal to 20bps on such Lender’s Percentage of $500,000,000;

(c)          the representations and warranties in Section 7 below are true and correct;

(d)          the Administrative Agent shall have received a certificate dated as of the date hereof, duly executed by an officer of Intermediate Holdco and the Borrower, certifying as to the matters described in item (c) above and such other matters as the Administrative Agent shall reasonably request;

(e)          the Borrower shall have received gross proceeds from the issuance of: (i) Second Lien Debt, (ii) unsecured Indebtedness and/or (iii) common equity in an amount not less than $1,000,000,000 in the aggregate for all such proceeds; provided, that the terms and provisions of such Second Lien Debt, unsecured Indebtedness and common equity shall be satisfactory to the Administrative Agent, the Issuers, the Swing Line Lender and the Required Lenders in their respective sole discretion; provided, further that, for the avoidance of doubt, by delivery to the Administrative Agent of a counterpart of this Amendment executed by an Issuer, the Swing Line Lender or a Required Lender such Issuer, Swing Line Lender or Required Lender, as applicable, shall be deemed to have agreed to and accepted the terms of such Second Lien Debt as Permitted Second Lien Debt, unsecured Indebtedness and/or common equity issuance, as applicable;

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(f)          the Administrative Agent shall have received a good standing certificate, dated within five (5) Business Days of the Section 3 Effective Date, for each Obligor from the jurisdiction of organization of such Obligor;

(g)          the Administrative Agent shall have received a certificate for each Obligor, duly executed and delivered by a secretary or an assistant secretary of such Obligor (or of the general partner of such Obligor, if applicable), certifying as to (a) resolutions of such Obligor’s board of directors (or equivalent governing body) authorizing, among other things, the execution, delivery and performance by such Obligor of the Amendment and all related documents (including any collateral and guaranty documents) to which such Obligor is or will be a party, (b) the incumbency and signatures of the representatives of such Obligor authorized to act on behalf of such Obligor with respect to each Loan Document (including borrowing requests and other administrative notices), and (c) the charter and bylaws (or equivalent organizational documents) of such Obligor;

(h)          the Administrative Agent shall have received a certificate, duly executed and delivered by the chief financial officer or chief accounting officer of the Borrower, certifying that, as of the Section 3 Effective Date, each of the Obligors is and, after giving effect to the transactions contemplated by the Loan Documents, will be, Solvent;

(i)          there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the transactions contemplated by the Loan Documents;

(j)          the Administrative Agent shall have received (a) a consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2014, which balance sheet shall not be materially inconsistent with the information previously provided to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent and (b) the annual financial and operational projections for the Borrower, by Fiscal Quarter, for the twelve month period immediately following the Section 3 Effective Date prepared in good faith based on available information and estimates determined to be reasonable at the time such projections were prepared;

(k)          the Lenders shall have received a copy of the internal reserve report concerning Oil and Gas Properties of the Borrower and its Subsidiaries, prepared by the Borrower, dated as of December 31, 2014;

(l)          the Administrative Agent shall have received opinions addressed to the Administrative Agent, each Lender, each Issuer and the Swing Line Lender from counsel to the Obligors, addressing such customary matters as the Administrative Agent shall reasonably request;

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(m)          the Administrative Agent shall have received a fully executed copy of the Intercreditor Agreement and the EXXI Intercreditor Agreement; provided, that, for the avoidance of doubt, by delivery to the Administrative Agent of a counterpart of this Amendment executed by a Lender, such Lender shall be deemed to have agreed to and accepted the terms of such Intercreditor Agreement and EXXI Intercreditor Agreement substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively (each with appropriate insertions);

(n)          the Administrative Agent shall have received a fully executed copy of an amendment to the Intermediate Holdco Guaranty in form and substance satisfactory to the Administrative Agent;

(o)          the Administrative Agent shall have received a fully executed copy of the Intermediate Holdco Security Agreement in form and substance satisfactory to the Administrative Agent;

(p)          the Administrative Agent shall have received, at least five Business Days prior to the Section 3 Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act;

(q)          the Borrower and EPL shall have concurrently made payments of principal on outstanding Loans such that after giving effect to such payments, the aggregate Credit Extensions to Borrower and EPL, respectively, shall not exceed $350,000,000 and $150,000,000, respectively; and

(r)          all legal matters and other due diligence in connection with the Amendment and the other Loan Documents and the assets and properties of Holdings, the Obligors and their respective Subsidiaries shall be satisfactory to the Administrative Agent, and there shall have been furnished to the Administrative Agent, at the Borrower’s expense, such agreements and other documents, information and records with respect to Holdings, the Obligors and their respective Subsidiaries in form, substance, scope and methodology satisfactory to the Administrative Agent in its sole discretion, as the Administrative Agent may reasonably have requested for that purpose.

Notwithstanding the foregoing, Section 3 of this Amendment shall not become effective and the agreements in such Section 3 hereunder will be terminated unless each of the foregoing conditions is satisfied (or waived in writing) on or prior to March 15, 2015. In the event that Section 3 does not become effective by March 15, 2015, the Borrowing Base shall be determined pursuant to Section 2.8.3 of the Credit Agreement on or before April 1, 2015. For the avoidance of doubt, the provisions of Section 2 shall become effective on the date when the Administrative Agent shall have received counterparts hereof duly executed by the Borrower, EPL, the Administrative Agent, the Issuers, the Swing Line Lender and the Required Lenders.

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Section 5.          Post Effective Date Conditions. Within forty-five (45) days following the date hereof or such later date as the Administrative Agent shall agree to, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver deposit account control agreements satisfactory to the Administrative Agent in favor of the Administrative Agent on behalf of the Secured Parties with respect to all Deposit Accounts held by the Borrower and its Subsidiaries and otherwise shall take such action as reasonably requested by the Administrative Agent to amend and modify the Security Documents to reflect the interest of the holders of the Liens under the Permitted Secured Debt Documents (including the Intercreditor Agreement) and the relative priority of such Liens in respect thereof, and otherwise to reflect any changes necessary or appropriate under such Security Documents to reflect any change in the Administrative Agent arising as set forth in Section 6 of this Amendment.

Section 6.          Waiver; Successor Administrative Agent. The Borrower and the Required Lenders hereby waive the requirement in Section 9.4 of the Credit Agreement that RBS, as Administrative Agent, provide thirty (30) days prior notice of its resignation as Administrative Agent. In the event RBS resigns as Administrative Agent, pursuant to and in accordance with the terms of Section 9.4 of the Credit Agreement, the Required Lenders appoint Wells Fargo Bank, N.A., and Wells Fargo Bank, N.A. agrees to accept such appointment, as the successor Administrative Agent under the Credit Agreement and the other Loan Documents.

Section 7.          Representations and Warranties. Each of the Borrower and EPL hereby represents and warrants that after giving effect to the amendments, supplements and other modifications as provided in Sections 2, 3 and 5 hereof:

(a)          the representations and warranties of the Obligors contained in the Loan Documents are true and correct in all material respects (except for representations and warranties which are qualified by a materiality qualifier, which shall be true and correct in all respects), other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects (except for representations and warranties which are qualified by a materiality qualifier, which shall be true and correct in all respects) as of such earlier date;

(b)          the execution, delivery and performance by the Borrower, EPL and each other Obligor of this Amendment and the other Loan Documents have been duly authorized by all necessary corporate or other action required on their part and this Amendment, along with the Credit Agreement as amended hereby and the other Loan Documents, constitutes the legal, valid and binding obligation of each Obligor a party thereto enforceable against them in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

(c)          neither the execution, delivery and performance of this Amendment by the Borrower, EPL and each other Obligor, the performance by them of the Credit Agreement as amended hereby nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Obligor’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Obligor or any of its Subsidiaries is a party or by which any Obligor or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Administrative Agent on or before the date hereof;

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(d)          no consents, licenses or approvals are required in connection with the execution, delivery and performance by any Obligor or the validity against each Obligor of the Loan Documents to which it is a party;

(e)          no Material Adverse Effect has occurred since June 30, 2014;

(f)          to the knowledge of Borrower and its Subsidiaries, there exists no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the transactions contemplated by the Loan Documents; and

(g)          no Default, Event of Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency has occurred and is continuing.

Section 8.          Loan Document; Ratification.

(a)          This Amendment is a Loan Document.

(b)          The Borrower, EPL and each other Obligor hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Credit Agreement as amended hereby and each of the other Loan Documents including without limitation all Mortgages, Security Agreements, Guaranties, Control Agreements and other Security Documents, to which it is a party.

Section 9.          Costs and Expenses. As provided in Section 10.3 of the Credit Agreement, the Borrower and EPL agree to reimburse Administrative Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation, in connection with this Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this Amendment.

Section 10.         GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

-34-	-EXXI Tenth Amendment-

Section 11.         Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.         Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Section 13.         No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default of the Borrower, EPL or any other Obligor or any right, power or remedy of the Administrative Agent or the other Secured Parties under any of the Loan Documents, nor constitute a waiver of (or consent to departure from) any terms, provisions, covenants, warranties or agreements of any of the Loan Documents. The parties hereto reserve the right to exercise any rights and remedies available to them in connection with any present or future breaches or defaults with respect to the Credit Agreement or any other provision of any Loan Document.

Section 14.         Successors and Assigns. This Amendment shall be binding upon the Borrower, EPL and their respective successors and permitted assigns and shall inure, together with all rights and remedies of each Secured Party hereunder, to the benefit of each Secured Party and the respective successors, transferees and assigns.

Section 15.         Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(Signature Pages Follow)

-35-	-EXXI Tenth Amendment-

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

ENERGY XXI GULF COAST, INC.

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Annex I – Page 1	-EXXI Tenth Amendment-

EPL OIL & GAS, INC.

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Annex I – Page 2	-EXXI Tenth Amendment-

THE ROYAL BANK OF SCOTLAND plc, as the Administrative Agent, an Issuer and a Lender

By:	/s/ Matthew Main
Name: Matthew Main
Title: Authorised Signatory

Annex I – Page 3	-EXXI Tenth Amendment-

WELLS FARGO BANK, N.A., as an Issuer and Lender

By:	/s/ Patrick J. Fults
Name: Patrick J. Fults
Title: Director

Annex I – Page 4	-EXXI Tenth Amendment-

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ G. Scott Collins
Name: G. Scott Collins
Title: Senior Vice President

Annex I – Page 5	-EXXI Tenth Amendment-

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Terry Donovan
Name: Terry Donovan
Title: Managing Director

SCOTIABANC INC., as Lender

By:	/s/ J.F. Todd
Name: J.F. Todd
Title: Managing Director

Annex I – Page 6	-EXXI Tenth Amendment-

TORONTO DOMINION (TEXAS) LLC, as Lender

By:	/s/ Masood Fikree
Name: Masood Fikree
Title: Authorized Signatory

Annex I – Page 7	-EXXI Tenth Amendment-

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Nancy M. Mak
Name: Nancy M. Mak
Title: Senior Vice President

Annex I – Page 8	-EXXI Tenth Amendment-

NATIXIS, New York Branch, as Lender

By:	/s/ Justin Bellamy
Name: Justin Bellamy
Title: Director

By:	/s/ Stuart Murray
Name: Stuart Murray
Title: Managing Director

Annex I – Page 9	-EXXI Tenth Amendment-

BARCLAYS BANK PLC, as Lender

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

Annex I – Page 10	-EXXI Tenth Amendment-

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:	/s/ Karim Rahimtoola
Name: Karim Rahimtoola
Title: Authorized Signatory

Annex I – Page 11	-EXXI Tenth Amendment-

ING CAPITAL LLC, as Lender

By:	/s/ Charles Hall
Name: Charles Hall
Title: Managing Director

By:	/s/ Juli Bieser
Name: Juli Bieser
Title: Director

Annex I – Page 12	-EXXI Tenth Amendment-

REGIONS BANK, as Lender and as Swing Line Lender

By:	/s/ Kelly L. Elmore III
Name: Kelly L. Elmore III
Title: Senior Vice President

Annex I – Page 13	-EXXI Tenth Amendment-

CITIBANK, N.A., as Lender

By:	/s/ Peter Kardos
Name: Peter Kardos
Title: Vice President

Annex I – Page 14	-EXXI Tenth Amendment-

UBS AG, STAMFORD BRANCH, as Issuer and Lender

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

Annex I – Page 15	-EXXI Tenth Amendment-

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Michael Winters
Name: Michael Winters
Title: Vice President

By:	/s/ Kirk L. Tashjian
Name: Kirk L. Tashjian
Title: Director

Annex I – Page 16	-EXXI Tenth Amendment-

COMMONWEALTH BANK OF AUSTRALIA, as Lender

By:	/s/ Sanjay Remond
Name: Sanjay Remond
Title: Director

Annex I – Page 17	-EXXI Tenth Amendment-

COMERICA BANK, as Lender

By:	/s/ Jeffery Treadway
Name: Jeffery Treadway
Title: Senior Vice President

Annex I – Page 18	-EXXI Tenth Amendment-

FIFTH THIRD BANK, as Lender

By:	/s/ Helen Wiggins
Name: Helen Wiggins
Title: Assistant Vice President

Annex I – Page 19	-EXXI Tenth Amendment-

ABN AMRO CAPITAL USA LLC, as Lender

By:	/s/ David Montgomery
Name: David Montgomery
Title: Executive Director

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

Annex I – Page 20	-EXXI Tenth Amendment-

SUMITOMO MITSUI BANKING CORPORATION, as Lender

By:	/s/ Masaki Sone
Name: Masaki Sone
Title: Managing Director

Annex I – Page 21	-EXXI Tenth Amendment-

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

Annex I – Page 22	-EXXI Tenth Amendment-

SANTANDER BANK, N.A., as Lender

By:	/s/ Puiki Lok
Name: Puiki Lok
Title: Vice President

By:	/s/ Jason Hill
Name: Jason Hill
Title: Senior Vice President

Annex I – Page 23	-EXXI Tenth Amendment-

WHITNEY BANK, as Lender

By:	/s/ David E. Sisler
Name: David E. Sisler
Title: Senior Vice President

Annex I – Page 24	-EXXI Tenth Amendment-

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as Lender

By:	/s/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

By:	/s/ William M. Reid
Name: William M. Reid
Title: Authorized Signatory

Annex I – Page 25	-EXXI Tenth Amendment-

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	/s/ Sharada Manne
Name: Sharada Manne
Title: Managing Director

By:	/s/ Michael Willis
Name: Michael Willis
Title: Managing Director

Annex I – Page 26	-EXXI Tenth Amendment-

IBERIABANK, as Lender

By:	/s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: Executive Vice President

Annex I – Page 27	-EXXI Tenth Amendment-

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Sandra Aultman
Name: Sandra Aultman
Title: Managing Director

Annex I – Page 28	-EXXI Tenth Amendment-

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

ENERGY XXI GOM, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ENERGY XXI TEXAS ONSHORE, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ENERGY XXI ONSHORE, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ENERGY XXI PIPELINE, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Annex I – Page 29	-EXXI Tenth Amendment-

ENERGY XXI LEASEHOLD, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ENERGY XXI PIPELINE II, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

MS ONSHORE, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

EPL PIPELINE, L.L.C.

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

NIGHTHAWK, L.L.C.

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Annex I – Page 30	-EXXI Tenth Amendment-

EPL OF LOUISIANA, L.L.C.

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

DELAWARE EPL OF TEXAS, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ANGLO-SUISSE OFFSHORE PIPELINE
PARTNERS, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

EPL PIONEER HOUSTON, INC.

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ENERGY PARTNERS, LTD., LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Annex I – Page 31	-EXXI Tenth Amendment-

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN IN ITS CAPACITY AS GUARANTOR UNDER ITS LIMITED RECOURSE GUARANTY AND GRANTOR UNDER ITS PLEDGE AGREEMENT AND IRREVOCABLE PROXY DELIVERED IN CONNECTION WITH THE CREDIT AGREEMENT:

ENERGY XXI USA, INC.

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Annex I – Page 32	-EXXI Tenth Amendment-